
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000786622
<NAME> KRUPP INSURED PLUS LTD PARTNERSHIP

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       1,988,945
<SECURITIES>                                86,533,940<F1>
<RECEIVABLES>                                  931,814
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,722,275<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              91,176,974
<CURRENT-LIABILITIES>                            7,852
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    90,560,794<F3>
<OTHER-SE>                                     608,328
<TOTAL-LIABILITY-AND-EQUITY>                91,176,974
<SALES>                                              0
<TOTAL-REVENUES>                             3,446,460<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               901,298<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,545,162
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,545,162
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,545,162
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments:  Participating Insured Mortgages ("PIMs")
$59,037,867 & Mortgage-Backed Securities ("MBS") $27,496,073
<F2>Includes the following prepaid acquisition fees & expenses of $1,313,976 net of accumulated amortization of $4,806,532 and prepaid participating servicing of
$408,299 net of accumulated amortization of $1,991,700
<F3>Represents total equity of General Partners & Limited Partners of $(187,500)
and $90,748,294
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $239,626 of amortization related to prepaid fees & expenses
<F6>Net income allocated $76,355 to the General Partners & $2,468,807 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.33 on 7,500,099 units outstanding.

